UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 8, 2013

(Date of earliest event reported)

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3010 Briarpark Drive

Houston, Texas 77042

(Address of principal executive offices and zip code)

(281) 293-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders on May 8, 2013, at which a quorum was present.  The table below sets forth final voting results for each matter voted on at that meeting, as certified by the independent inspector of elections, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, for the first four matters listed below, and the number of votes cast for each of 1 year, 2 years, and 3 years, as well as the number of abstentions, for the advisory vote on the frequency of advisory votes on executive compensation.

	Matter	For	Against	Abstentions and Broker Non- Votes
1.	Election of two directors
	(a) Greg C. Garland	421,871,343	12,419,980	91,830,695
	(b) John E. Lowe	416,858,840	19,381,759	89,881,419

2.	Ratification of selection of Ernst & Young LLP as independent registered public accounting firm	490,704,722	34,317,756	1,099,540

3.	Approval of adoption of the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66	417,806,375	17,921,070	90,394,573

4.	Advisory vote on executive compensation	381,169,862	53,326,612	91,625,544

		1 Year	2 Years	3 Years	Abstain
5.	Advisory vote on frequency of advisory votes on executive compensation	391,227,943	3,354,687	40,162,438	2,356,170

In our proxy materials prepared for the annual meeting, we disclosed that our board of directors recommended that advisory votes on executive compensation should be held annually.  A majority of shareholders voting at the annual meeting agreed with this recommendation.  Accordingly, our board of directors has decided that we will hold annual advisory votes on executive compensation until the next advisory vote is held on the frequency of advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: May 9, 2013	By:	/s/ Paula A. Johnson
Paula A. Johnson
Executive Vice President, Legal, General Counsel and Corporate Secretary